UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 1, 2007

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2007, the Company issued a press release announcing the election of the following three new members to its Board of Directors. These members were nominated to fill the seats created by the retirements of current Board members John R. Block, Peter Gillette Jr., and Michael J. McCoy, all effective on October 1, 2007.

Terrell “Terry” K. Crews, age 52, is the executive vice president and chief financial officer of Monsanto Company, headquartered in St. Louis, Missouri. Jody H. Feragen, age 51, is senior vice president and chief financial officer of Hormel Foods Corporation. Ronald D. Pearson, age 67, is chairman emeritus of Hy-Vee, Inc., headquartered in West Des Moines, Iowa.

Mr. Crews will join the Audit Committee and the Compensation Committee. Mr. Pearson will join the Audit Committee and the Pension Investment Committee.

None of the elected members are party to any transaction with the Company or any subsidiary of the Company, and the Company has not entered into any material contracts or arrangements in connection with their elections to the Board of Directors.

The press release announcing these elections is attached hereto as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits pursuant to Item 5.02

99.1	Press release, dated October 1, 2007, announcing the addition of three new members to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	October 2, 2007	By	/s/JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board, President
and Chief Executive Officer

Dated:	October 2, 2007	By	/s/ROLAND G. GENTZLER
ROLAND G. GENTZLER
Vice President and Treasurer